UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2015

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective August 24, 2015, the Board of Directors of Belden Inc. (the “Company”) appointed Jonathan C. Klein to the Board and to its Nominating and Corporate Governance Committee. Mr. Klein, age 57, currently serves as the CEO of TAPP Media, LLC, an over-the-top subscription video platform business that he co-founded in 2012. Prior to that, Mr. Klein progressed through a series of influential roles in the broadcast news industry, including Executive Vice President at CBS News from 1996-1998, Founder and CEO of The FeedRoom from 1999-2004, and President of CNN/US from 2004-2010. The press release announcing Mr. Klein’s appointment is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective August 24, 2015, prior to Mr. Klein’s appointment, the Board amended Section 2 of Article III of the Company’s Third Amended and Restated Bylaws to provide for a board of ten members. The revised language of Article III, Section 2 is included in Exhibit 3.1 hereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Third Amended and Restated Bylaws of Belden Inc.

99.1	Press release, dated August 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: August 26, 2015	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary

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